Exhibit 99.1

Snap Inc. Reports Third Quarter 2017 Results

VENICE, Calif. – November 7, 2017 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2017	2016	Change	2017	2016	Change
	(dollars in thousands)			(dollars in thousands)
(Unaudited)	(NM = Not Meaningful)			(NM = Not Meaningful)
Revenue	$207,937	$128,204	62%	$539,256	$238,800	126%
Net loss(1)	$(443,159)	$(124,228)	NM	$(3,095,089)	$(344,698)	NM
Adjusted EBITDA(2)	$(178,901)	$(108,604)	65%	$(561,134)	$(306,959)	83%

Other Financial Highlights
Cash, cash equivalents, and marketable securities	$2,298,068
Cash used in operating activities	$(194,013)	$(216,866)		$(558,584)	$(443,517)
Free Cash Flow(3)	$(219,961)	$(234,058)		$(621,890)	$(489,582)
Capital expenditures	$(25,948)	$(17,192)		$(63,306)	$(46,065)

(1)

Net loss for the nine months ended September 30, 2017 includes $2.5 billion of stock-based compensation expense, primarily due to the recognition of expense related to RSUs with a performance condition satisfied on the effectiveness of the registration statement for our initial public offering.

(2)

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time, as described below.

(3)	Free Cash Flow is defined as net cash used in operating activities, reduced by purchases of property and equipment.

Note: For adjustments and additional information regarding the non-GAAP financial measures discussed, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operational Highlights

•

Daily active users (DAU)(1) – DAUs grew from 153 million in Q3 2016 to 178 million in Q3 2017, an increase of 25.2 million or 17% year-over-year. DAUs increased 4.5 million or 3% quarter-over-quarter, from 173 million in Q2 2017.

•	Average revenue per user (ARPU)(2) – ARPU was $1.17 in Q3 2017, an increase of 39% over Q3 2016 when ARPU was $0.84. ARPU increased 12% over Q2 2017 when ARPU was $1.05.
•	Hosting costs per DAU – Hosting costs per DAU were $0.68 in Q3 2017, as compared to $0.64 in Q3 2016 and $0.61 in Q2 2017.

•	Capital expenditures – Capital expenditures were $25.9 million in Q3 2017, as compared to $17.2 million in Q3 2016 and $19.4 million in Q2 2017.
•

Excess inventory and related charges – In Q3 2017, we recorded $39.9 million of charges related to Spectacles inventory, primarily related to excess inventory reserves and inventory purchase commitment cancellation charges.

(1)

We define a Daily Active User, or DAU, as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We measure average Daily Active Users for a particular quarter by calculating the average Daily Active Users for that quarter.

(2)	We define ARPU as quarterly revenue divided by the average Daily Active Users.

CONFERENCE CALL INFORMATION

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, non-GAAP Adjusted EBITDA, capital expenditures, and stock-based compensation, as well as non-financial metrics, such as DAU and video views. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products, and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believes,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history, our lack of significant revenue to date, our ability to monetize our products, the highly competitive and rapidly changing market for internet and advertising companies, infrastructure costs, our ability to create new and innovative products, our ability to manage any future user growth, and our international expansion strategies. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the final prospectus for our initial public offering, dated March 1, 2017, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time, as described below. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash used in operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Non-GAAP Net Loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP Net Loss and weighted average diluted shares are then used to calculate Non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$207,937	$128,204	$539,256	$238,800
Costs and expenses:
Cost of revenue	210,710	127,780	526,216	298,310
Research and development	239,442	54,562	1,301,025	118,712
Sales and marketing	101,511	34,658	412,147	73,982
General and administrative	118,101	42,172	1,424,480	98,444
Total costs and expenses	669,764	259,172	3,663,868	589,448
Loss from operations	(461,827)	(130,968)	(3,124,612)	(350,648)
Interest income	6,253	1,938	15,026	3,168
Interest expense	(887)	(648)	(2,580)	(648)
Other income (expense), net	1,002	(1,421)	1,975	(3,353)
Loss before income taxes	(455,459)	(131,099)	(3,110,191)	(351,481)
Income tax benefit (expense)	12,300	6,871	15,102	6,783
Net loss	$(443,159)	$(124,228)	$(3,095,089)	$(344,698)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.36)	$(0.15)	$(2.71)	$(0.43)
Diluted	$(0.36)	$(0.15)	$(2.71)	$(0.43)

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$317,554	$150,121
Marketable securities	1,980,514	837,247
Accounts receivable, net of allowance	194,971	162,659
Prepaid expenses and other current assets	54,692	29,958
Total current assets	2,547,731	1,179,985
Property and equipment, net	143,112	100,585
Intangible assets, net	164,612	75,982
Goodwill	612,823	319,137
Other assets	74,102	47,103
Total assets	$3,542,380	$1,722,792
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,207	$8,419
Accrued expenses and other current liabilities	280,957	148,325
Total current liabilities	296,164	156,744
Other liabilities	70,946	47,134
Total liabilities	367,110	203,878
Commitments and contingencies
Stockholders’ equity
Convertible voting preferred stock, Series A, A-1, and B, $0.00001 par value. No shares and 146,962 shares authorized, issued, and outstanding at September 30, 2017 and December 31, 2016, respectively. Liquidation preference of $95,175 at December 31, 2016.	—	1
Convertible non-voting preferred stock, Series C, $0.00001 par value. No shares and 16,000 shares authorized, issued, and outstanding at September 30, 2017 and December 31, 2016, respectively. Liquidation preference of $54,543 at December 31, 2016.	—	—
Convertible non-voting preferred stock, Series D, E, and F, $0.00001 par value. No shares and 83,851 shares authorized, issued, and outstanding at September 30, 2017 and December 31, 2016, respectively.	—	2
Series FP convertible voting preferred stock, $0.00001 par value. No shares and 260,888 shares authorized at September 30, 2017 and December 31, 2016, respectively. No shares and 215,888 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively.	—	2
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 858,546 shares issued and outstanding at September 30, 2017, and 1,500,000 shares authorized, 504,902 shares issued and outstanding at December 31, 2016.	9	5
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 127,302 shares issued and outstanding at September 30, 2017, and 1,500,000 shares authorized, 31,469 shares issued and outstanding at December 31, 2016.	1	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 215,888 shares issued and outstanding at September 30, 2017, and 260,888 shares authorized and no shares issued and outstanding at December 31, 2016.	2	—
Additional paid-in capital	7,470,272	2,728,823
Accumulated other comprehensive income (loss)	11,682	(2,057)
Accumulated deficit	(4,306,696)	(1,207,862)
Total stockholders’ equity	3,175,270	1,518,914
Total liabilities and stockholders’ equity	$3,542,380	$1,722,792

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(3,095,089)	$(344,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,502	18,482
Stock-based compensation	2,458,851	25,075
Deferred income taxes	(14,397)	(7,231)
Excess inventory reserve and related asset impairment	21,997	—
Other	(3,714)	(360)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(24,513)	(78,488)
Prepaid expenses and other current assets	(48,965)	(14,926)
Other assets	(8,545)	450
Accounts payable	4,103	1,656
Accrued expenses and other current liabilities	103,449	(45,475)
Other liabilities	5,737	1,998
Net cash used in operating activities	(558,584)	(443,517)
Cash flows from investing activities
Purchases of property and equipment	(63,306)	(46,065)
Purchases of intangible assets	(8,025)	(572)
Non-marketable investments	(7,530)	(5,703)
Cash paid for acquisitions, net of cash acquired	(352,407)	(68,096)
Issuance of notes receivable from officers/stockholders	—	(15,000)
Repayment of notes receivables from officers/stockholders	—	15,000
Purchases of marketable securities	(3,412,776)	(1,358,295)
Sales of marketable securities	441,089	164,003
Maturities of marketable securities	1,831,327	180,805
Change in restricted cash	9,899	(7,048)
Net cash used in investing activities	(1,561,729)	(1,140,971)
Cash flows from financing activities
Proceeds from the exercise of stock options	6,855	576
Stock repurchases from employees for tax withholdings	(367,234)	—
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	2,657,797	—
Repurchase of Class B voting common stock and Series FP voting preferred stock	—	(10,593)
Proceeds from issuances of preferred stock, net of issuance costs	—	1,157,147
Borrowings from revolving credit facility	—	5,000
Principal payments on revolving credit facility	—	(5,000)
Payments of initial public offering issuance costs	(9,672)	—
Net cash provided by financing activities	2,287,746	1,147,130
Change in cash and cash equivalents	167,433	(437,358)
Cash and cash equivalents, beginning of period	150,121	640,810
Cash and cash equivalents, end of period	$317,554	$203,452
Supplemental disclosures
Cash paid for income taxes	$5,437	$4
Supplemental disclosures of non-cash activities
Issuance of Class B common stock related to acquisitions	$—	$96,145
Assumed equity awards in acquisitions	$3,911	$—
Purchase consideration liabilities related to acquisitions	$11,772	$17,042
Repurchase of Class B voting common stock and Series FP voting preferred stock in exchange for notes receivable from officers/stockholders	$—	$13,500
Construction in progress related to financing lease obligations	$1,107	$1,024
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$(4,155)	$2,395

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA reconciliation:
Net loss	$(443,159)	$(124,228)	$(3,095,089)	$(344,698)
Add (deduct):
Interest income	(6,253)	(1,938)	(15,026)	(3,168)
Interest expense	887	648	2,580	648
Other (income) expense, net	(1,002)	1,421	(1,975)	3,353
Income tax (benefit) expense	(12,300)	(6,871)	(15,102)	(6,783)
Depreciation and amortization(1)	17,467	7,437	42,502	18,482
Stock-based compensation expense(2)	221,702	14,795	2,458,851	25,075
Payroll tax expense related to stock-based compensation	3,890	132	22,258	132
Spectacles inventory-related charges(3)	39,867	—	39,867	—
Adjusted EBITDA	$(178,901)	$(108,604)	$(561,134)	$(306,959)

(1) Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Depreciation and amortization expense:
Cost of revenue	$5,404	$778	$10,043	$947
Research and development	6,401	4,623	18,139	12,398
Sales and marketing	2,820	394	7,009	780
General and administrative	2,842	1,642	7,311	4,357
Total	$17,467	$7,437	$42,502	$18,482

(2) Total stock-based compensation and related payroll tax expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Stock-based compensation and related payroll tax expense:
Cost of revenue	$2,039	$128	$24,288	$410
Research and development	146,531	12,143	1,032,508	17,491
Sales and marketing	27,968	1,262	209,468	2,590
General and administrative	49,054	1,394	1,214,845	4,716
Total	$225,592	$14,927	$2,481,109	$25,207

(3) Spectacles inventory-related charges were primarily related to excess inventory reserves and inventory purchase commitment cancellation charges. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Free Cash Flow reconciliation:
Net cash used in operating activities	$(194,013)	$(216,866)	$(558,584)	$(443,517)
Less:
Purchases of property and equipment	(25,948)	(17,192)	(63,306)	(46,065)
Free Cash Flow	$(219,961)	$(234,058)	$(621,890)	$(489,582)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Non-GAAP Net Loss reconciliation:
Net loss	$(443,159)	$(124,228)	$(3,095,089)	$(344,698)
Amortization of intangible assets	9,743	4,467	20,947	11,379
Stock-based compensation expense	221,702	14,795	2,458,851	25,075
Payroll tax expense related to stock-based compensation	3,890	132	22,258	132
Spectacles inventory-related charges	39,867	—	39,867	—
Income tax adjustments	(123)	—	(2,313)	—
Non-GAAP net loss	$(168,080)	(104,834)	(555,479)	(308,112)

Weighted-average common shares - Diluted	1,232,993	832,401	1,140,004	798,660

Non-GAAP Diluted Net Loss Per Share reconciliation:
Diluted net loss per share	$(0.36)	$(0.15)	$(2.71)	$(0.43)
Non-GAAP adjustment to net loss	0.22	0.02	2.22	0.04
Non-GAAP diluted net loss per share	$(0.14)	$(0.13)	$(0.49)	$(0.39)